Exhibit 99.1

News Release Investor Contact John Kristoff John.Kristoff@Adtalem.com 312-651-1437 Media Contact Kelly Finelli Kelly.Finelli@Adtalem.com 872-270-0230

Adtalem Global Education Announces Fiscal First Quarter 2022 Results
Revenue and operating income within expectations; reaffirming full-year guidance

CHICAGO – Nov. 3, 2021 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2022 first quarter ended Sept. 30, 2021.

“During the quarter we made significant progress toward key initiatives, including the introduction of a new operating model and key leadership appointments that will allow us to accelerate the performance of our healthcare-focused assets,” said Steve Beard, president and CEO of Adtalem Global Education. “We believe these changes, coupled with our enhanced scale and capabilities, better position us to create long-term value for our students, employer partners and shareholders alike.”

Beard continued: “Overall, we delivered first quarter revenue and operating income within expectations. New student enrollments decreased during the quarter – particularly in nursing – primarily due to COVID-related headwinds in our post-licensure programs. We expect these headwinds to subside over time and believe that demand for healthcare professionals will continue to outpace supply for the foreseeable future, which creates stronger growth opportunities for Adtalem going forward.  We are reaffirming our full-year revenue and earnings guidance, and I’m energized for the opportunity ahead.”

Financial Highlights

Selected financial data for the three months ended Sept. 30, 2021:

•
Revenue of $348.3 million increased 29.9% compared with the prior year due to the acquisition of Walden; Excluding revenue from the acquisition of Walden, revenue of $279.7 million increased 4.3% compared with prior year

•
Diluted loss per share was $1.17 compared with diluted earnings per share of $0.38 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.62, compared to $0.78 in the prior year

•
Operating loss was $4.7 million, compared with operating income of $36.7 million in the prior year; operating income excluding special items was $54.6 million, a 0.4% increase compared with the prior year

•
Net loss attributable to Adtalem was $58.0 million compared with net income of $19.9 million in the prior year, driven primarily by higher interest expense, Walden intangible amortization expense, and business acquisition and integration expense; net income from continuing operations attributable to Adtalem, excluding special items, was $31.3 million, a 24.1% decrease compared with the prior year, primarily driven by additional interest expense related to the Walden acquisition

Business Highlights

•	Completed the acquisition of Walden University, significantly expanding Adtalem’s scale as a leading provider of professional talent to the healthcare industry.
•
Announced new operating model and key leadership changes to accelerate performance in the company’s core business, enhance focus on the fast growing and dynamic healthcare industry and successfully integrate Walden into the portfolio.

•
Made progress on new and existing partnerships with Emory Healthcare, LCMC Health, Association of periOperative Registered Nurses and Centura Health Foundations to address critical workforce challenges in the healthcare industry.

•
Further expanded access to healthcare education for students of diverse backgrounds and experiences through growing the Ross Vet Articulation Partner Scholarship initiative and launching Chamberlain University’s Social Determinants of Learning™ framework, as well as its high school student partnership with Stride, Inc.

•	Appointed Mayur Gupta – chief marketing and strategy officer at Gannett Co., – as an independent director, bringing more than 20 years of digital marketing insights to the Adtalem board.

Segment Highlights

Chamberlain
First quarter segment revenue increased 1.4% to $135.6 million compared with the prior year, while segment operating income declined 30.9% to $20.9 million due primarily to increased investments in marketing and higher costs associated with a return to in-person campus instruction.

New and total student enrollment in the September session decreased 13.4% and 2.8%, respectively, compared with the same session last year.  The decrease in new student enrollment represented a return to historical norms from record high enrollment levels in the comparable period and was primarily attributable to COVID-related headwinds in our post-licensure programs.

Walden
Revenue in the first quarter was $68.6 million. Segment operating loss was $11.6 million, driven primarily by intangible amortization expense. Segment operating income, excluding special items, was $11.0 million. With the acquisition closing on August 12, 2021, there are no prior year comparables.

New and total student enrollment in the September session decreased 15.5% and 5.5%, respectively, compared with the prior year. The decrease in new student enrollment represented a return to historical norms in Walden’s nursing and social and behavioral sciences programs after a surge in enrollment levels in the prior year period, and was primarily attributable to COVID-related headwinds in its nursing programs and negative publicity surrounding the now-concluded US Department of Justice inquiry. This inquiry ultimately concluded favorably, with no findings of misconduct by Walden.

Medical and Veterinary
Revenue in the first quarter of $84.8 million was essentially flat compared with the prior year. Segment operating income declined 31.4% to $15.7 million primarily driven by higher costs related to a return to in-person campus instruction. September session medical and veterinary school new student enrollment decreased 4.6% and total student enrollment decreased 6.9%, compared with the prior year, driven primarily by declines at RUSM.

Financial Services
First quarter segment revenue increased 19.9% to $59.3 million compared with the prior year, primarily driven by increases in revenue at ACAMS, Becker and OnCourse Learning. ACAMS revenue increased as non-conference certification offerings continue to perform well and conference revenue began to show a recovery. Becker revenue growth was driven by continued growth in its continuing education program offerings and an increase in CPA exam preparation revenue. OnCourse Learning’s continued focus on execution in a favorable mortgage market and strength in its continuing education business drove increased revenue in the quarter. Segment operating income was $12.6 million, an increase of 73.7% compared with the prior year. Segment operating income, excluding special items, increased 54.8% to $13.4 million compared with the prior year, driven primarily by higher revenue, which resulted in improved operating income.

Adtalem Outlook

For the full fiscal year 2022, Adtalem reaffirmed its previous guidance of adjusted revenue, excluding special items, to be within the range of $1,685 million and $1,735 million, and adjusted diluted earnings per share of $4.20 to $4.45 from continuing operations, excluding special items.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2022 first quarter on Wednesday, Nov. 3, 2021, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13724058. Adtalem will also broadcast the conference call live on the web at: https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/46988/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until Dec. 3, 2021. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13724058, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE), a leading workforce solutions provider, partners with organizations in the healthcare and financial services industries to solve critical workforce talent needs by expanding access to education, certifications and upskilling programs at scale. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to the global community. Adtalem is the parent organization of ACAMS, American University of the Caribbean School of Medicine, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem has more than 10,000 employees, a network of more than 275,000 alumni and serves over 86,000 members across 200 countries and territories. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter (@adtalemglobal), LinkedIn or visit adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic and the integration of Walden into the portfolio. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	1Q 2022	1Q 2021	% Change
Adtalem Global Education Student Enrollments(1)
New students	14,778	17,210	-14.1%
Total students	84,874	88,861	-4.5%

Chamberlain University
September Session
New students	5,487	6,333	-13.4%
Total students	34,539	35,525	-2.8%

July Session(2)
New students	2,810	2,768	+1.5%
Total students	32,729	32,198	+1.6%

Walden University(3)
July – September Quarter
New students	8,413	9,957	-15.5%
Total students	44,886	47,486	-5.5%

Medical and Veterinary(4)
September Semester
New students	878	920	-4.6%
Total students	5,449	5,850	-6.9%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions
2)	Post-licensure online programs only; Pre-licensure campus-based programs start in September, January and May; Total students includes pre- and post-licensure enrollment
3)	Prior year Walden enrollment figures are as calculated by Walden while controlled by Laureate Education, Inc., and are included here for comparative purposes only.
4)	Includes enrollments in its medical and veterinary preparatory programs

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	September 30,	June 30,	September 30,
	2021	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$360,095	$494,613	$561,170
Restricted cash	20,220	819,003	947
Accounts receivable, net	163,211	67,996	99,536
Prepaid expenses and other current assets	165,731	133,341	106,820
Total current assets	709,257	1,514,953	768,473
Noncurrent assets:
Property and equipment, net	322,305	297,237	289,944
Operating lease assets	168,626	168,943	186,824
Deferred income taxes	31,315	22,479	18,325
Intangible assets, net	1,090,663	276,249	285,027
Goodwill	1,328,928	686,374	686,480
Other assets, net	117,096	87,601	94,824
Total noncurrent assets	3,058,933	1,538,883	1,561,424
Total assets	$3,768,190	$3,053,836	$2,329,897

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$113,577	$56,071	$48,148
Accrued payroll and benefits	65,047	64,452	31,491
Accrued liabilities	126,818	129,258	107,148
Deferred revenue	266,654	100,697	168,253
Current operating lease liabilities	57,224	55,329	51,897
Current portion of long-term debt	6,375	3,000	3,000
Total current liabilities	635,695	408,807	409,937
Noncurrent liabilities:
Long-term debt	1,600,043	1,067,711	285,621
Long-term operating lease liabilities	164,675	167,855	189,607
Deferred income taxes	27,206	26,991	25,410
Other liabilities	73,600	79,612	85,590
Total noncurrent liabilities	1,865,524	1,342,169	586,228
Total liabilities	2,501,219	1,750,976	996,165
Commitments and contingencies
Redeemable noncontrolling interest	1,790	1,790	2,761
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 49,753, 49,253, and 52,089 shares outstanding as of September 30, 2021, June 30, 2021, and September 30, 2020, respectively	817	811	810
Additional paid-in capital	537,402	519,826	508,487
Retained earnings	1,947,101	2,005,105	1,947,498
Accumulated other comprehensive loss	(740)	(7,365)	(8,612)
Treasury stock, at cost, 31,903, 31,846, and 28,912 shares as of September 30, 2021, June 30, 2021, and September 30, 2020, respectively	(1,219,399)	(1,217,307)	(1,117,212)
Total shareholders' equity	1,265,181	1,301,070	1,330,971
Total liabilities and shareholders' equity	$3,768,190	$3,053,836	$2,329,897

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2021	2020
Revenue	$348,327	$268,241
Operating cost and expense:
Cost of educational services	163,110	113,698
Student services and administrative expense	159,479	100,178
Restructuring expense	3,916	4,223
Business acquisition and integration expense	26,553	13,436
Total operating cost and expense	353,058	231,535
Operating (loss) income	(4,731)	36,706
Other income (expense):
Interest and dividend income	878	1,004
Interest expense	(47,393)	(3,692)
Investment gain	—	518
Net other expense	(46,515)	(2,170)
(Loss) income from continuing operations before income taxes	(51,246)	34,536
Benefit from (provision for) income taxes	10,612	(7,090)
(Loss) income from continuing operations	(40,634)	27,446
Discontinued operations:
Loss from discontinued operations before income taxes	(23,382)	(10,084)
Benefit from income taxes	6,012	2,477
Loss from discontinued operations	(17,370)	(7,607)
Net (loss) income	(58,004)	19,839
Net loss attributable to redeemable noncontrolling interest	—	91
Net (loss) income attributable to Adtalem Global Education	$(58,004)	$19,930

Amounts attributable to Adtalem Global Education:
Net (loss) income from continuing operations	$(40,634)	$27,537
Net loss from discontinued operations	(17,370)	(7,607)
Net (loss) income attributable to Adtalem Global Education	$(58,004)	$19,930

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$(0.82)	$0.52
Discontinued operations	$(0.35)	$(0.14)
Net	$(1.17)	$0.38
Diluted:
Continuing operations	$(0.82)	$0.52
Discontinued operations	$(0.35)	$(0.14)
Net	$(1.17)	$0.38

Weighted-average shares outstanding:
Basic shares	49,663	52,464
Diluted shares	49,663	52,797

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2021	2020
Operating activities:
Net (loss) income	$(58,004)	$19,839
Loss from discontinued operations	17,370	7,607
(Loss) income from continuing operations	(40,634)	27,446
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	9,906	4,004
Amortization and adjustments to operating lease assets	12,524	14,639
Depreciation	11,550	8,975
Amortization of intangible assets	18,937	2,518
Amortization of debt discount and issuance costs	17,858	392
Provision for bad debts	6,329	1,723
Deferred income taxes	(10,852)	4,346
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	282	1,486
Realized and unrealized gain on investments	—	(518)
Changes in assets and liabilities:
Accounts receivable	(76,289)	(13,356)
Prepaid expenses and other current assets	(23,571)	(1,735)
Accounts payable	26,582	2,089
Accrued payroll and benefits	(23,768)	(17,341)
Accrued liabilities	(25,090)	(443)
Deferred revenue	154,999	76,664
Operating lease liabilities	(13,722)	(12,700)
Other assets and liabilities	(4,125)	(13,535)
Net cash provided by operating activities-continuing operations	40,916	84,654
Net cash used in operating activities-discontinued operations	(52)	(4,727)
Net cash provided by operating activities	40,864	79,927
Investing activities:
Capital expenditures	(7,324)	(14,443)
Proceeds from sales of marketable securities	—	1,014
Purchases of marketable securities	—	(963)
Payment for purchase of business, net of cash and restricted cash acquired	(1,481,789)	—
Net cash used in investing activities	(1,489,113)	(14,392)
Financing activities:
Proceeds from exercise of stock options	7,685	55
Employee taxes paid on withholding shares	(2,228)	(3,921)
Proceeds from stock issued under Colleague Stock Purchase Plan	114	31
Proceeds from long-term debt	850,000	—
Repayments of long-term debt	(291,000)	(750)
Payment of debt discount and issuance costs	(49,553)	—
Net cash provided by (used in) financing activities	515,018	(4,585)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(70)	62
Net (decrease) increase in cash, cash equivalents and restricted cash	(933,301)	61,012
Cash, cash equivalents and restricted cash at beginning of period	1,313,616	501,105
Cash, cash equivalents and restricted cash at end of period	$380,315	$562,117

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2021	2020	Increase (Decrease)
Revenue:
Chamberlain	$135,639	$133,764	1.4%
Walden	68,617	—	NM
Medical and Veterinary	84,814	85,062	(0.3)%
Financial Services	59,257	49,415	19.9%
Total consolidated revenue	$348,327	$268,241	29.9%
Operating income (loss):
Chamberlain	$20,855	$30,169	(30.9)%
Walden	(11,646)	—	NM
Medical and Veterinary	15,665	22,841	(31.4)%
Financial Services	12,628	7,272	73.7%
Home Office and Other	(42,233)	(23,576)	(79.1)%
Total consolidated operating (loss) income	$(4,731)	$36,706	NM

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations attributable to Adtalem excluding special items (most comparable GAAP measure: net (loss) income attributable to Adtalem) – Measure of Adtalem’s net (loss) income attributable to Adtalem adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, and loss from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: (loss) earnings per share) – Measure of Adtalem’s diluted (loss) earnings per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, and loss from discontinued operations.

Operating income excluding special items (most comparable GAAP measure: operating (loss) income) – Measure of Adtalem’s operating (loss) income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and Walden intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations ) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

A description of special items in our non-GAAP financial measures described above are as follows:
•	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
•	CEO transition costs related to acceleration of stock-based compensation expense.
•	Restructuring charges primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Adtalem’s home office and ACAMS.

•	Business acquisition and integration expense include expenses related to the Walden acquisition.
•	Walden amortization expense on acquired intangible assets.
•	Pre-acquisition interest expense related to financing arrangements in connection with the Walden acquisition.
•	Loss from discontinued operations includes costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2021	2020	Increase (Decrease)
Chamberlain:
Operating income (GAAP)	$20,855	$30,169	(30.9)%
Operating income excluding special items (non-GAAP)	$20,855	$30,169	(30.9)%

Walden:
Operating loss (GAAP)	$(11,646)	$—	NM
Deferred revenue adjustment	6,207	—	NM
Walden intangible amortization expense	16,451	—	NM
Operating income excluding special items (non-GAAP)	$11,012	$—	NM

Medical and Veterinary:
Operating income (GAAP)	$15,665	$22,841	(31.4)%
Operating income excluding special items (non-GAAP)	$15,665	$22,841	(31.4)%

Financial Services:
Operating income (GAAP)	$12,628	$7,272	73.7%
Restructuring expense	821	1,415
Operating income excluding special items (non-GAAP)	$13,449	$8,687	54.8%

Home Office and Other:
Operating loss (GAAP)	$(42,233)	$(23,576)	(79.1)%
CEO transition costs	6,195	—
Restructuring expense	3,095	2,808
Business acquisition and integration expense	26,553	13,436
Operating loss excluding special items (non-GAAP)	$(6,390)	$(7,332)	12.8%

Adtalem Global Education:
Operating (loss) income (GAAP)	$(4,731)	$36,706	NM
Deferred revenue adjustment	6,207	—
CEO transition costs	6,195	—
Restructuring expense	3,916	4,223
Business acquisition and integration expense	26,553	13,436
Walden intangible amortization expense	16,451	—
Operating income excluding special items (non-GAAP)	$54,591	$54,365	0.4%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2021	2020
Net (loss) income attributable to Adtalem (GAAP)	$(58,004)	$19,930
Deferred revenue adjustment	6,207	—
CEO transition costs	6,195	—
Restructuring expense	3,916	4,223
Business acquisition and integration expense	26,553	13,436
Walden intangible amortization expense	16,451	—
Pre-acquisition interest expense	31,634	—
Income tax impact on non-GAAP adjustments (1)	(19,064)	(3,998)
Loss from discontinued operations	17,370	7,607
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$31,258	$41,198
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended
	September 30,
	2021	2020
(Loss) earnings per share, diluted (GAAP)	$(1.17)	$0.38
Effect on diluted earnings per share:
Deferred revenue adjustment	0.12	-
CEO transition costs	0.12	-
Restructuring expense	0.08	0.08
Business acquisition and integration expense	0.53	0.25
Walden intangible amortization expense	0.33	-
Pre-acquisition interest expense	0.63	-
Income tax impact on non-GAAP adjustments (1)	(0.38)	(0.08)
Loss from discontinued operations	0.35	0.14
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.62	$0.78
Diluted shares used in non-GAAP EPS calculation	50,222	52,797
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY22	FY21	FY22	FY21	FY21	FY21	FY21	FY20	FY20	FY20	FY20
	Q1	Q1	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net cash provided by operating activities- continuing operations (GAAP)	$ 40,916	$ 84,654	$ 179,420	$ 223,158	$ 224,740	$ 259,091	$ 200,743	$ 149,565	$ 170,304	$ 159,150	$ 165,413
Capital expenditures	(7,324)	(14,443)	(41,545)	(48,664)	(47,047)	(48,001)	(48,144)	(44,137)	(44,239)	(45,827)	(54,689)
Free cash flow (non-GAAP)	$ 33,592	$ 70,211	$ 137,875	$ 174,494	$ 177,693	$ 211,090	$ 152,599	$ 105,428	$ 126,065	$ 113,323	$ 110,724

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in millions, except per share data)

Year Ended
June 30, 2022
Expected earnings per share, diluted (GAAP)	$0.92 to 1.17
Expected effects on diluted earnings per share:
Estimated purchase accounting adjustment - deferred revenue	0.17
CEO transition costs	0.12
Restructuring expense	0.08
Business acquisition and integration costs	0.53
Estimated purchase accounting adjustment - intangible amortization	1.94
Pre-acquisition interest expense	0.63
Estimated incremental acquisition integration costs	0.44
Estimated income tax impact on non-GAAP adjustments(1)	(0.98)
Loss from discontinued operations	0.35
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$4.20 to 4.45
Diluted shares used in EPS calculation	50,222
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated purchase accounting adjustment – deferred revenue, (2) the estimated purchase accounting adjustment – intangible amortization, and (3) the estimated incremental acquisition integration costs are estimates related to the Walden University acquisition. The expected effects on diluted EPS of CEO transition costs, restructuring expense, business acquisition and integration costs, pre-acquisition interest expense, and loss from discontinued operations include the results realized through September 30, 2021. We are not able to further estimate these special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2022, would impact the GAAP expected EPS provided above.

Year Ended
June 30, 2022
Expected revenue (GAAP)	$1,676 to 1,726
Estimated incremental purchase accounting adjustment - deferred revenue	9
Expected revenue excluding special items (non-GAAP)(3)	$1,685 to 1,735
(3) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022. The expected effects on revenue of the item listed above is an estimate related to the Walden University acquisition.